                                                             Exhibit 10(m)

                                                        MASTER LEASE AGREEMENT

                                                    Dated as of September 30, 1999

                                                                Between

                                                 GENERAL ELECTRIC CAPITAL CORPORATION,
                                           FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS,

                                                                Lessor

                                                                  and

                                                          ACXIOM CORPORATION,

                                                                Lessee

                                                        MASTER LEASE AGREEMENT

         THIS MASTER LEASE AGREEMENT ("Agreement") is made as of the 30 day of September, 1999, between GENERAL ELECTRIC CAPITAL
CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS, with an office at 4 North Park Drive, Suite 500, Hunt Valley,
Maryland 21030 (hereinafter called, together with its successors and assigns, if any, "Lessor"), and ACXIOM CORPORATION, a Delaware
corporation with its mailing address and chief place of business at 1 Information Way, Little Rock, Arkansas 72203 (hereinafter called "Lessee").

                                                              WITNESSETH:

1. LEASING:

         (a) This Agreement shall be effective from and after the date of execution hereof. Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment
("Equipment") described in Annex A to any schedule hereto ("Schedule"). Terms defined or specified in a Schedule and not otherwise defined herein shall have the meanings ascribed to them in such Schedule.

         (b) The obligation of Lessor to purchase Equipment from the manufacturer or supplier thereof ("Supplier') or the Lessee in the case of a sale/leaseback transaction, and to lease the same to Lessee under any Schedule shall be subject to receipt by Lessor, on or prior to the earlier of the Lease Commencement Date or Last Delivery Date thereof (with respect to such Equipment), of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule relating to the Equipment then to be leased hereunder, (ii) a Bill of Sale, in the form of Annex B-1 to the applicable Schedule, in favor of Lessor, or a Purchase Order
Assignment and Consent in the form of Annex B-2 to the applicable Schedule, unless Lessor shall have delivered its purchase order for such Equipment, (iii) evidence of insurance which complies with the requirements of Section 6, and (iv) such opinions, certificates and other documents as Lessor may reasonably request. As a further condition to such obligations of Lessor, Lessee shall, simultaneously with the execution of the Bill of Sale or upon delivery of such Equipment (but not later than the Last
Delivery Date specified in the applicable Schedule) execute and deliver to Lessor a Certificate of Acceptance (in the form of
Annex C to the applicable Schedule) covering such Equipment. Lessor hereby appoints Lessee its agent for inspection and acceptance of the Equipment from the Supplier. Upon execution by Lessee of any Certificate of Acceptance, the Equipment described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder.

         (c) LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES.
LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR
IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION,
ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANT ABILITY, FITNESS FOR ANY
PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and
Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Equipment or any risks relating thereto; (iii)
any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment. If, and so long as, no Default (as hereinafter defined)
exists under this Agreement, Lessee shall be, and hereby is, authorized during the Term (as hereinafter defined) to assert and enforce, at Lessee's sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessee, as their interests may appear, whatever claims and rights Lessor may have against any Supplier of the Equipment and Lessor agrees to take such action as may be necessary to assign any and all express or implied warranties with respect to the Equipment to Lessee for this purpose, to the extent reasonably requested, and at Lessee's sole cost and expense.

2. TERM, RENT AND PAYMENT:

         (a) The rent payable hereunder (the "Rent") and Lessee's right to use the Equipment shall commence on the date of execution by Lessee of the Certificate of Acceptance for such Equipment (the "Lease Commencement Date"). The term of this Agreement (the
"Term") shall be the period specified in the applicable Schedule. If any Term is extended or renewed, the word "Term" shall be deemed to refer to all extended or renewed terms, and all provisions of this Agreement shall apply during any extended or renewed terms, except as otherwise may be specifically provided in writing.

         (b) Rent shall be paid to Lessor by wire transfer of immediately available funds to: Bankers Trust New York, New York, New
York 10006, Account No.50-260-660, ABA No.021-001-033, or to such other account as Lessor may direct in writing; and shall be effective upon receipt. Payments of Rent shall be in the amount set forth in, and due in accordance with, the provisions of the applicable Schedule. In no event shall any Rent payments be refunded to Lessee. If Rent is not paid within ten (10) days of its due date, Lessee agrees to pay a late charge of Five Cents ($0.05) per dollar on, and in addition to, the amount of such Rent but not exceeding the lawful maximum, if any.

         (c) This Agreement is a net lease. Lessee's obligation to pay Rent and other amounts due hereunder shall be absolute and unconditional. Lessee shall not be entitled to any abatement or reductions of, or set-offs against, said Rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict liability in tort or negligence of Lessor) of Lessee against Lessor under this Agreement or otherwise.
This Agreement shall not terminate and the obligations of Lessee shall not be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, any Equipment from whatsoever cause. It is the intention of the parties that Rents and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.

3. TAXES:

Lessee shall have no liability for taxes imposed by the United States of America or any State or political subdivision thereof which are on or measured by the net income of Lessor. Lessee shall report (to the extent that it is legally permissible) and pay promptly all other taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rentals or receipts hereunder), any Schedule, Lessor or
Lessee by any foreign, Federal, state or local government or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (all hereinafter called "Taxes"). Lessee shall (i) (on an after-tax basis) reimburse Lessor upon receipt of written request for reimbursement for any Taxes charged to or assessed against Lessor, (ii) on request of Lessor, submit to Lessor written evidence of
Lessee's payment of Taxes, (iii) on all reports or returns show the ownership of the Equipment by Lessee, and (iv) send a copy thereof to Lessor. Lessor agrees to cooperate in good faith with Lessee in asserting any claims for refunds with respect to Taxes paid by Lessee in good faith. To the extent Lessor receives any Tax refunds or reimbursements for overpayments, in good and indefeasible funds, Lessor shall promptly reimburse Lessee for such amounts.

4. DELIVERY, USE AND OPERATION.

         (a) The parties acknowledge that a portion of this transaction is a sale/leaseback transaction and a portion of the
Equipment is in Lessee's possession as of the Lease Commencement Date. All other Equipment shall be shipped directly from the
Supplier to Lessee.

         (b) With respect to Equipment hereunder which is being sold by Lessee to Lessor pursuant to a sale-lease back transaction,
Lessor agrees to pay Lessee by wire transfer of immediately available funds the Capitalized Lessor's Cost on a mutually agreed upon closing date, but subject, in any event, to Lessee's delivery of the documents and compliance with the requirements set forth in
Section 1(a) hereof.

         (c) Lessee agrees that the Equipment will be used by Lessee solely in the conduct of its business and in a manner complying with all applicable Federal, state, and local laws and regulations, and any applicable insurance policies, and Lessee shall not discontinue use of the Equipment.

         (d) Lessee will keep the Equipment free and clear of all liens and encumbrances other than those which result from acts of
Lessor.

5. MAINTENANCE:

         (a) Lessee will, at its sole expense, maintain each unit of Equipment in good operating order, repair, condition and appearance in accordance with manufacturer's recommendations, normal wear and tear excepted. Lessee shall, if at any time reasonably requested by Lessor, affix in a prominent position on each unit of Equipment plates, tags or other identifying labels showing the interest therein of Lessor.

         (b) Lessee will not, without the prior consent of Lessor, affix or install any accessory, equipment or device (excluding computer software) on any Equipment if such addition will materially impair the value, originally intended function or use of such
Equipment. All additions, repairs, parts, supplies, accessories, equipment, and devices furnished, attached or affixed to any
Equipment which are not readily removable shall be made only in compliance with applicable law, shall be free and clear of all liens, encumbrances or rights of others, and shall become the property of Lessor. Lessee will not, without the prior written consent of Lessor and subject to such conditions as Lessor may impose for its protection, affix or install any Equipment to or in any other personal or real property.

         (c) Any alterations or modifications to the Equipment that may, at any time during the term of this Agreement, be required to comply with any applicable law, rule or regulation shall be made at the expense of Lessee.

6. INSURANCE:

Lessee agrees, at its own expense, to keep all Equipment insured for such amounts as specified in Paragraph D of the Equipment
Schedule and against such hazards as Lessor may require, including, but not limited to, insurance for damage to or loss of such
Equipment and liability coverage for personal injuries, death or property damage, with Lessor named as additional insured and with a loss payable clause in favor of Lessor, as its interest may appear, irrespective of any breach of warranty or other act or omission of Lessee. All such policies shall be with companies, and on terms, satisfactory to Lessor. Lessee agrees to deliver to Lessor evidence of insurance satisfactory to Lessor. No insurance shall be subject to any co-insurance clause. Lessee hereby appoints
Lessor as Lessee's attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with payments made as a result of such insurance policies. Any expense of Lessor in adjusting or collecting insurance shall be borne by Lessee. Lessee will not make adjustments with insurers except (i) with respect to claims for damage to any unit of Equipment where the repair costs do not exceed ten (10%) of such unit's fair market value, or (ii) with Lessor's written consent. Said policies shall provide that the insurance may not be altered or canceled by the insurer until after thirty (30) days written notice to Lessor. Lessor may, at its option, apply proceeds of insurance, in whole or in part, to (i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor hereunder.

7. LOSS OR DAMAGE:

         (a) Lessee hereby assumes and shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of
Equipment from any cause whatsoever from the time the Equipment is shipped to Lessee.

         (b) Lessee shall promptly and fully notify Lessor in writing if any unit of Equipment shall be or become worn out, lost, stolen, destroyed, irreparably damaged in the reasonable determination of Lessee, or permanently rendered unfit for use from any cause whatsoever (such occurrences being hereinafter called "Casualty Occurrences"). On the Rental Payment Date next succeeding a
Casualty Occurrence (the "Payment Date"), Lessee shall pay Lessor the sum of (x) the Stipulated Loss Value of such unit calculated in accordance with Annex D as of the Rent Payment Date next preceding such Casualty Occurrence ("Calculation Date"); and (y) all rental and other amounts which are due hereunder as of the Payment Date. Upon payment of all sums due hereunder, the term of this lease as to such unit shall terminate and (except in the case of the loss, theft or complete destruction of such unit) Lessor shall be entitled to recover possession of such unit.

8. REPORTS:

         (a) Lessee will notify Lessor in writing, within ten (10) days after any tax or other lien shall attach to any Equipment, of the particulars thereof in reasonable detail and of the location of such Equipment on the date of such notification.

         (b) Lessee will deliver to Lessor, within ninety (90) days of the close of each fiscal year of Lessee, Lessee's balance sheet and profit and loss statement, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, certified by a recognized firm of certified public accountants, together with Lessee's Form 10K as filed with the
Securities and Exchange Commission ("SEC"). Lessee will deliver to Lessor, within forty-five (45) days of the close of each of the first three (3) fiscal quarters in each fiscal year of Lessee, Lessee's Form 100 filed with the SEC. The time periods for delivery of Lessee's Form 10K and Form 100 as described immediately above shall be extended to the extent the Lessee obtains an extension under applicable SEC rules and regulations for the filing of such reports

         (c) Lessee will permit Lessor to inspect any Equipment during normal business hours upon reasonable notice.

         (d) Lessee will keep the Equipment at the Equipment Location (specified in the applicable Schedule) within the Continental
United States and will promptly notify Lessor of any relocation of Equipment. Upon the written request of Lessor, Lessee will notify
Lessor forthwith in writing of the location of any Equipment as of the date of such notification.

         (e) Lessee will promptly report in reasonable detail to Lessor in writing if any Equipment is lost or damaged (where the estimated repair costs would exceed ten percent (10%) of its then fair market value), or is otherwise involved in an accident causing personal injury or property damage.

         (f) Within thirty (30) days after any request by Lessor, Lessee will furnish a certificate of an authorized officer of
Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge, there exists no Default or event which, with the giving of notice or the lapse of time (or both), would become such a Default.

9. END OF LEASE OPTIONS:

         (a) Series A Schedules. This Section 9(a) shall be applicable solely with respect to items of the Equipment described on
Schedules designated as Series A (the "Series A Equipment"); each reference in this Section 9(a) to Equipment shall be deemed to refer only to the Series A Equipment; and each reference in this Section 9(a) to Schedule shall be deemed to refer only to the
Schedules designated as Series A.  Upon the expiration of the Term of each Schedule, Lessee shall return, or purchase, or extend or renew the Term with respect to, all (but not less than all) of the Equipment leased under all Schedules executed hereunder upon the following terms and conditions.

                        (i) Renewal. So long as Lessee shall not have exercised its option to return the Equipment or its purchase option pursuant to this Section 9(a), Lessee shall have the option. upon the expiration of the Basic Term and/or the first Renewal
Term of the first Schedule to be executed under this Agreement, to renew the Agreement with respect to all, but not less than all, of the Equipment leased under all Schedules executed hereunder for an additional term of twelve (12) months (each, a "Renewal Term")
at the Renewal Term Rent. Including all Renewal Terms, the maximum term of each Schedule to be executed under this Agreement shall be as specified in the Series A schedules (the "Maximum Lease Term").

                    (ii) Purchase. So long as Lessee shall not have exercised its extension option r its option to renew this
Agreement or its option to return the Equipment pursuant to this Section 9(a), Lessee shall have the option, upon the expiration of the Term of each Schedule, to purchase all (but not less than all) of the Equipment described on all Schedules executed hereunder upon the following terms and conditions, If Lessee desires to exercise this option with respect to the Equipment. Lessee shall pay to Lessor on the last day of the Term with respect to each individual Schedule (a "Section 9 Termination Date"), in addition to the scheduled Rent (if any) then due on such date and all other sums then due hereunder, in cash the purchase price for the Equipment so purchased, determined as hereinafter provided. The purchase price of the Equipment shall be an amount equal to the Fixed Purchase
Price of such Equipment (as specified on the Schedule), plus the Make Whole Amount or the Break Amount, whichever is applicable, if any, plus all taxes and charges upon sale and all other reasonable and documented expenses incurred by Lessor in connection with such sale, including, without limitation, any such expenses incurred based on a notice from Lessee to Lessor that Lessee intended to return and not purchase any such items of Equipment. Upon satisfaction of the conditions specified in this Paragraph, Lessor will transfer, on an AS IS, WHERE IS BASIS, without recourse or warranty, express or implied, of any kind whatsoever ("AS IS BASIS"), all of Lessor's interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Equipment and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the Equipment free and clear of any lien or encumbrance created by Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of
Lessor in and to the Equipment.

                  (iii) Return. Unless Lessee shall have exercised its extension option or its purchase option pursuant to this
Section 9(a), upon the expiration of the Term of each Schedule, Lessee shall return all (but not less than all) of the Equipment described on all Schedules executed hereunder, to Lessor upon the following terms and conditions: Lessee shall (i) pay to Lessor on the last day of the Term with respect to each individual Schedule, in addition to the scheduled Rent then due on such date and all other sums then due hereunder, a terminal rental adjustment amount equal to the Fixed Purchase Price of such Equipment, plus the
Make Whole Amount or the Break Amount, whichever is applicable, if any, and (ii) return the Equipment to Lessor in accordance with the provisions of Annex F attached hereto. Thereafter, upon return of all of the Equipment described on all Schedules executed hereunder, Lessor and Lessee shall arrange for the commercially reasonable sale, scrap or other disposition of the Equipment. Upon satisfaction of the conditions specified in this Paragraph, Lessor will transfer, on an AS IS BASIS, all of Lessor's interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as the condition of such Equipment and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the
Equipment free and clear of any liens or encumbrances created by Lessor). Lessor shall execute and deliver to Lessee such Uniform
Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the
Equipment. Upon the sale, scrap or other disposition of the Equipment the net sales proceeds with respect to the Equipment sold will be paid to, and held and applied by, Lessor as follows: Lessor shall promptly thereafter pay to Lessee an amount equal to the
Residual Risk Amount (as specified in the Schedule) of the Equipment (less all reasonable costs, expenses and fees, including storage, reasonable and necessary maintenance and other remarketing fees incurred in connection with the sale, scrap, or disposition of such Equipment) plus all net proceeds, if any, of such sale in excess of the Residual Risk Amount of the Equipment and applicable taxes, if any.

                  (iv) Extension. So long as Lessee shall not have exercised its option to return the Equipment or its purchase option pursuant to this Section 9(a), and provided that Lessee shall have exercised its option to renew this Agreement pursuant to this Section 9(a) with respect to all available Renewal Terms, Lessee shall have the option, upon the expiration of all available
Renewal Terms, to extend the Agreement with respect to all, but not less than all, of the Equipment for an additional term of twelve
(12) months (the "Extension Term") at a monthly rental to be paid in arrears on the same day of each month on which the prior
Renewal Term Rent installment was paid, and calculated as the product of (i) the Capitalized Lessor's Cost, times (ii) a lease rate factor calculated by Lessor, which when so multiplied times the Capitalized Lessor's Cost, will result in a product that is equal to the amount necessary to fully repay to Lessor any unpaid balance of the Capitalized Lessor's Cost (determined as of the date on which the last available Renewal Term expired), together with interest thereon at a rate per annum equal to two hundred seventy-five
(275) basis points over the then current yield to maturity of U.S. Treasury Notes having a one year maturity, in twelve (12) equal monthly installments.  At the end of the Extension Term, provided that Lessee is not then in Default under this Agreement, Lessee shall purchase all, and not less than all, of such Equipment for $1.00 cash, together with all Rent and other sums then due on such date, plus all taxes and charges upon transfer and all other reasonable and documented expenses incurred by Lessor in connection with such transfer. Upon satisfaction of the conditions specified in this Paragraph, Lessor will transfer, on an AS IS BASIS, all of
Lessor's interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment and any other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the Equipment free and clear of any lien or encumbrance created by Lessor).

                  (v) Notice of Election. Lessee shall give Lessor written notice of its election of the options specified in this
Section 9(a) not less than one hundred eighty (180) days nor more than three hundred sixty-five (365) days before the expiration of the Basic Term or any Renewal Term of the first Schedule to be executed under this Agreement. Such election shall be effective with respect to all Equipment described on all Schedules executed hereunder. If Lessee fails timely to provide such notice, without further action Lessee automatically shall be deemed to have elected (1) to renew the Term of this Agreement pursuant to Paragraph
(i) of this Section 9(a) if a Renewal Term is then available hereunder, or (2) to purchase the Equipment pursuant to Paragraph (ii)
of this Section 9(a) if a Renewal Term is not then available hereunder.

         (b) Series B Schedules. This Section 9(b) shall be applicable solely with respect to items of the Equipment described on
Schedules designated as Series B (the "Series B Equipment"); each reference in this Section 9(b) to Schedule shall be deemed to refer only to the Series B Equipment; and each reference in this Section 9(b) to Schedule shall be deemed to refer only to the
Equipment Schedules designated as Series B. Upon the expiration of the Term of each Schedule, Lessee shall return, or purchase, or extend or renew the Term with respect to, all (but not less than all) of the Equipment leased under all Schedules executed hereunder upon the following terms and conditions.

                  (i) Purchase. So long as Lessee shall not have exercised its option to return the Equipment pursuant to this
Section 9(b), Lessee shall have the option, upon the expiration of the Term of each Schedule, to purchase all (but not less than all) of the Equipment described on all Schedules executed hereunder upon the following terms and conditions: If Lessee desires to exercise this option with respect to the Equipment, Lessee shall pay to Lessor on the last day of the Term with respect to each individual Schedule (a "Section 9 Termination Date"}, in addition to the scheduled Rent (if any) then due on such date and all other sums then due hereunder, in cash the purchase price for the Equipment so purchased, determined as hereinafter provided. The purchase price of the Equipment shall be an amount equal to the Fixed Purchase Price of such Equipment (as specified on the Schedule), plus the Make Whole Amount or the Break Amount, whichever is applicable, if any, plus all taxes and charges upon sale and all other reasonable and documented expenses incurred by Lessor in connection with such sale, including, without limitation, any such expenses incurred based on a notice from Lessee to Lessor that Lessee intended to return and not purchase any such items of Equipment. Upon satisfaction of the conditions specified in this Paragraph, Lessor will transfer, on an AS IS, WHERE IS BASIS, without recourse or warranty, express or implied, of any kind whatsoever (" AS IS BASIS"), all of Lessor's interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Equipment and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the Equipment free and clear of any lien or encumbrance created by Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code Statements of
Termination as reasonably may be required in order to terminate any interest of Lessor in and to the Equipment.

                  (ii) Return. Unless Lessee shall have exercised its extension option or its purchase option pursuant to this
Section 9(b), upon the expiration of the Term of each Schedule, Lessee shall return all (but not less than all) of the Equipment described on all Schedules executed hereunder, to Lessor upon the following terms and conditions: Lessee shall (i) pay to Lessor on the last day of the Term with respect to each individual Schedule, in addition to the scheduled Rent then due on such date and all other sums then due hereunder, a terminal rental adjustment amount equal to the Fixed Purchase Price of such Equipment, plus the
Make Whole Amount or the Break Amount, whichever is applicable, if any, and (ii) return the Equipment to Lessor in accordance with the provisions of Annex F attached hereto. Thereafter, upon return of all of the Equipment described on all Schedules executed hereunder, Lessor and Lessee shall arrange for the commercially reasonable sale, scrap or other disposition of the Equipment. Upon satisfaction of the conditions specified in this Paragraph, Lessor will transfer, on an AS IS BASIS, all of Lessor's interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as the condition of such Equipment and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the
Equipment free and clear of any liens or encumbrances created by Lessor). Lessor shall execute and deliver to Lessee such Uniform
Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the
Equipment. Upon the sale, scrap or other disposition of the Equipment the net sales proceeds with respect to the Equipment sold will be paid to, and held and applied by, Lessor as follows: Lessor shall promptly thereafter pay to Lessee an amount equal to the
Residual Risk Amount (as specified in the Schedule) of the Equipment (less all reasonable costs, expenses and fees, including storage, reasonable and necessary maintenance and other remarketing fees incurred in connection with the sale, scrap, or disposition of such Equipment) plus all net proceeds, if any, of such sale in excess of the Residual Risk Amount of the Equipment and applicable taxes, if any.

                  (iii) Extension. So long as Lessee shall not have exercised its option to return the Equipment or its purchase option pursuant to this Section 9(b), Lessee shall have the option, upon the expiration of the Basic Term, to extend the Agreement with respect to all, but not less than all, of the Equipment for an additional term of twelve (12) months (the "Extension Term") at a monthly rental to be paid in arrears on the same day of each month on which the prior Basic Term Rent installment was paid, and calculated as the product of (i) the Capitalized Lessor's Cost, ~ (ii) a lease rate factor calculated by Lessor, which when so multiplied times the Capitalized Lessor's Cost, will result in a product that is equal to the amount necessary to fully repay to
Lessor any unpaid balance of the Capitalized Lessor's Cost (determined as of the date on which the Basic Term expired), together with interest thereon at a rate per annum equal to two hundred seventy-five (275) basis points over the then current yield to maturity of U.S. Treasury Notes having a one year maturity, in twelve (12) equal monthly installments. At the end of the Extension
Term, provided that Lessee is not then in Default under this Agreement, Lessee shall purchase all, and not less than all, of such
Equipment for $1.00 cash, together with all Rent and other sums then due on such date, plus all taxes and charges upon transfer and all other reasonable and documented expenses incurred by Lessor in connection with such transfer. Upon satisfaction of the conditions specified in this Paragraph, Lessor will transfer, on an AS IS BASIS, all of Lessor's interest in and to the Equipment.
Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the
Equipment and any other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the
Equipment free and clear of any lien or encumbrance created by Lessor).

                  (iv) Notice of Election. Lessee shall give Lessor written notice of its election of the options specified in this
Section 9(b) not less than one hundred eighty (180) days nor more than three hundred sixty-five (365) days before the expiration of the Basic Term or any Renewal Term of the first Schedule to be executed under this Agreement. Such election shall be effective with respect to all Equipment described on all Schedules executed hereunder. If Lessee fails timely to provide such notice, without further action Lessee automatically shall be deemed to have elected to purchase the Equipment pursuant to Paragraph (i) of this
Section 9(b).

10. DEFAULT; REMEDIES:

         (a) Lessor may in writing declare this Agreement in default ("Default"') if: (1) Lessee breaches its obligation to pay Rent or any other sum when due and fails to cure the breach within ten (10) days; (2) (A) Lessee breaches any of its insurance obligations under Section 6 hereof or (B) Lessee breaches any of the covenants set forth in Section 19 hereof; (3) Lessee breaches any of its other obligations hereunder and fails to cure that breach within thirty (30) days after written notice thereof; (4) any representation or warranty made by Lessee in connection with this Agreement shall be false or misleading in any material respect;
(5) Lessee or any guarantor or other obligor of Lessee's obligations hereunder ("Guarantor") becomes insolvent or ceases to do business as a going concern; (6) a petition is filed by or against Lessee or any Guarantor under any bankruptcy or insolvency laws and, if filed against Lessee or any Guarantor, shall not be dismissed within forty-five (45) days; (7) Lessee or any Guarantor shall have terminated its corporate existence, consolidated with, merged into, or conveyed or leased substantially all of its assets as an entirety to any person (such actions being referred to as an "Event"), unless not less than sixty (60) days prior to such Event: (x)
such person is organized and existing under the laws of the United States or any state, and executes and delivers to Lessor an agreement containing an effective assumption by such person of the due and punctual performance of this Agreement or guaranty hereof, as the case may be; and (y) Lessor is reasonably satisfied as to the creditworthiness of such person; (8) there occurs a default under any guaranty executed in connection with this Agreement; or (9) Lessee shall be in default under any other agreement between Lessor and Lessee, or any other material obligation for borrowed money, for the deferred purchase price of property or any lease agreement; or (10) Lessee or any Guarantor is a publicly held corporation and as a result of or in connection with a material change in the ownership of Lessee's or any Guarantor's capital stock, Lessee's or any Guarantor's debt-to-worth ratio equals or exceeds twice Lessee's or any Guarantor's debt-to-worth ratio as of the date of this Agreement (unless Lessor shall have given its prior written consent thereto). As used herein, "debt-to-worth ratio" shall mean the ratio of (x) total liabilities which, in accordance with generally accepted accounting principles ("GAAP") would be included in the liability side of a balance sheet, to (y)
tangible net worth including the sum of the par or stated value of all outstanding capital stock, surplus and undivided profits, less any amounts attributable to goodwill, patents, copyrights, mailing lists, catalogs, trademarks, bond discount and underwriting expenses, organization expense and other intangibles, all determined in accordance with GMP. Any provision of this Agreement to the contrary notwithstanding. Lessor may exercise all rights and remedies hereunder independently with respect to each Schedule.

         (b) After Default, Lessee shall, without further demand, forthwith pay to Lessor (I) as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Equipment (calculated in accordance with Annex D as of the Rent
Payment Date next preceding the declaration of default), and (ii) all Rents and other sums then due hereunder. If Lessee fails to pay the amounts specified in the preceding sentence, then, at the request of Lessor, Lessee shall comply with the provisions of
Annex F hereto. Lessee hereby authorizes Lessor to enter, with or without legal process, any premises where any Equipment is located and take possession thereof. Lessor may, but shall not be required to, sell Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale; or Lessor may, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment; and Lessor may use Lessee's premises for any or all of the foregoing without liability for rent, costs, damages or otherwise. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (1) to pay all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (2) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee hereunder; then (3) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (4) any surplus shall be paid to Lessee. Lessee shall pay any deficiency in clauses (1)
and (2) forthwith.

         (c) In addition to the foregoing rights, Lessor may terminate the lease as to any or all of the Equipment.

         (d) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. If permitted by law, Lessee shall pay reasonable attorney's fees actually incurred by Lessor in enforcing the provisions of this Lease and any ancillary documents. Waiver of any default shall not be a waiver of any other or subsequent default.

         (e) Any default under the terms of this or any other agreement between Lessor and Lessee may be declared by Lessor a default under this and any such other agreement.

11. ASSIGNMENT:

         (a) EXCEPT FOR A MERGER OR OTHER EVENT NOT PROHIBITED BY SECTION 10(a)(7) HEREOF, LESSEE SHALL NOT SELL, ASSIGN, MORTGAGE,
SUBLET OR HYPOTHECATE ANY EQUIPMENT OR THE INTEREST OF LESSEE HEREUNDER WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR.

         (b) Lessor may, without the consent of Lessee, assign this Agreement or any Schedule, or the right to enter into any
Schedule. Lessee agrees that it will pay all Rent and other amounts payable under each Schedule to the Lessor named therein;
provided, however, if Lessee receives written notice of an assignment from Lessor, Lessee will pay all Rent and other amounts payable under any assigned Schedule to such assignee or as instructed by Lessor. Each Schedule, incorporating by reference the terms and conditions of this Agreement, constitutes a separate instrument of lease, and the Lessor named therein or its assignee shall have all rights as "Lessor" thereunder separately exercisable by such named Lessor or assignee as the case may be, exclusively and independently of Lessor or any assignee with respect to other Schedules executed pursuant hereto. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor or any other person for any reason whatsoever.

         (c) Lessee acknowledges that it has been advised that General Electric Capital Corporation is acting hereunder for itself and as agent for certain third parties (each being herein referred to as a "Participant" and, collectively, as the "Participants");
that the interest of the Lessor in this Agreement, the Equipment Schedules, related instruments and documents and/or the Equipment may be conveyed to, in whole or in part, and may be used as security for financing obtained from, one or more third parties without the consent of Lessee (the "Syndication").  Lessee agrees reasonably to cooperate with Lessor in connection with the Syndication, including the execution and delivery of such other documents, instruments, notices, opinions, certificates and acknowledgments as reasonably may be required by Lessor or such Participant; provided, however in no event shall Lessee be required to consent to any change that would adversely affect any of the economic terms of the transactions contemplated herein.

         (d) Subject always to the foregoing, this Agreement inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.

12. INDEMNIFICATION:

         (a) Lessee hereby agrees to indemnify, save and keep harmless Lessor, the Participants, their agents, employees, successors and assigns (on an after-tax basis), from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature, in contract or tort, and including, but not limited to, Lessor's strict liability in tort, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of
Equipment during the Term, and the delivery, lease, possession, maintenance, uses, condition, return or operation of the Equipment
(including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement or environmental damage), or (ii) the condition of Equipment sold or disposed of after use by
Lessee, any sublessee or employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

         (b) All of Lessor's rights, privileges and indemnities contained in this Section shall survive the expiration or other termination of this Agreement and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.

13. OWNERSHIP FOR TAX PURPOSES; GRANT OF SECURITY INTEREST; USURY SAVINGS.

         (a) For income tax purposes, sales and use tax and personal property tax purposes, Lessor will treat Lessee as the owner of the Equipment. Accordingly, Lessor agrees (i) to treat Lessee as the owner of the Equipment on its federal income tax return, (ii)
not to take actions or positions inconsistent with such treatment on or with respect to its federal income tax return, and not claim any tax benefits available to an owner of the Equipment on or with respect to its federal income tax return. The foregoing undertakings by Lessor shall not be violated by Lessor's taking a tax position through inadvertence so long as such inadvertent tax position is reversed by Lessor promptly upon its discovery. Lessor shall in no event be liable to Lessee if Lessee fails to secure any of the tax benefits available to the owner of the Equipment.

         (b) In order to secure the prompt payment of the Rent and all of the other amounts from time to time outstanding under and with respect to the Schedules, and the performance and observance by Lessee of all the agreements, covenants and provisions hereof and thereof (including, without limitation, all of the agreements, covenants and provisions of the Lease that are incorporated therein), Lessee hereby grants to Lessor a first priority security interest in the Equipment leased under the Schedules, together with all additions, attachments, accessions, accessories and accessions thereto whether or not furnished by the supplier of the
Equipment and any and all substitutions, replacements or exchanges therefore, in each such case in which Lessee shall from time to time acquire an interest, and any and all insurance and/or other proceeds (but without power of sale) of the property in and against which a security interest is granted hereunder.

         (c) It is the intention of the parties hereto to comply with any applicable usury laws to the extent that any Schedule is determined to be subject to such laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in any Schedule or the Lease, in no event shall any Schedule require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under any Schedule or the
Lease, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under any Schedule or the Lease shall exceed the maximum amount of interest permitted by applicable law, then in such event (1) the provisions of this paragraph shall govern and control, (2) neither Lessee nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Lessee, at the option of the
Lessor, and (4) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under any Schedule or the Lease which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated
term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Lessee or otherwise by
Lessor in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United
States of America preempts any applicable state law, so that it becomes lawful for Lessor to receive a greater interest per annum rate than is presently allowed, the Lessee agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America (but not in excess of the interest rate contemplated hereunder).

14. REPRESENTATIONS AND WARRANTIES OF LESSEE:

Lessee hereby represents and warrants to Lessor that on the date hereof and on the date of execution of each Schedule:

         (a) Lessee has adequate power and capacity to enter into, and perform under, this Agreement and all related documents
(together, the "Documents") and is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

         (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency laws.

         (c) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

         (d) The entry into and performance by Lessee of the Documents will not: (i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's articles of incorporation, charter or by-laws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party.

         (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Agreement.

         (f) The Equipment accepted under any Certificate of Acceptance is and will remain tangible personal property.

         (g) Each financial statement delivered to Lessor has been prepared in accordance with GMP, and since the date of the most recent such financial statement, there has been no material adverse change.

         (h) Lessee is duly incorporated and will be at all times validly existing and in good standing under the laws of the state of its incorporation (specified in the first sentence of this Agreement).
(i)      The Equipment will at all times be used for commercial or business purposes.

15. CHOICE OF LAW; JURISDICTION:

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY. AND CONSTRUED IN
ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE),
INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT.

16. MISCELLANEOUS:

         (a) LESSEE HEREBY UNCONDITIONALL Y WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING
OUT OF, DIRECTL Y OR INDIRECTL Y, THIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE
SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING EST ABLISHED BETWEEN LESSEE
AND LESSOR. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court
(including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims).
THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALL Y OR IN WRITING, AND THE WAIVER SHALL APPL Y TO ANY
SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR
AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         (b) Any cancellation or termination by Lessor, pursuant to the provision of this Agreement, any Schedule, supplement or amendment hereto, or the lease of any Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder.

         (c) All Equipment shall at all times remain personal property regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof.

         (d) Time is of the essence of this Agreement. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith.

         (e) Lessee agrees, upon Lessor's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lessor.

         (f) All notices required to be given hereunder shall be in writing, personally delivered, delivered by overnight courier service, or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated above or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.

         (g) This Agreement and any Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS SHALL BE
VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         h) The representations, warranties and covenants of Lessee herein shall be deemed to survive the closing hereunder.
Lessor's obligations to acquire and lease specific items of Equipment shall be conditioned upon Lessee providing to Lessor such information with respect to Lessee's financial condition as Lessor may reasonably require, and Lessor being satisfied that there shall have been no material adverse change in the business or financial condition of Lessee from the date of execution hereof. The obligations of Lessee under Sections 3, 12 and 16(1) hereof which accrue during the term of this Agreement and obligations which by their express terms survive the termination of this Agreement, shall survive the termination of this Agreement.

         (i) In case of a failure of Lessee to comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated, to effect such compliance, in whole or in part; and all moneys spent and expenses and obligations incurred or assumed by Lessor in effecting such compliance (together with interest thereon at the rate specified in Paragraph a) of this
Section) shall constitute additional Rent due to Lessor within five (5) days after the date Lessor sends notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default.

         (j) Any Rent or other amount not paid to Lessor when due hereunder shall bear interest, both before and after any judgment or termination hereof, at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law.

         (k) Any provisions in this Agreement and any Schedule which are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

         (I) Lessee agrees to pay on demand all reasonable costs and expenses incurred by Lessor in connection with the preparation, execution, delivery, filing, recording, and administration of any of the Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lessor, and all costs and expenses, if any, in connection with the enforcement of any of the Documents. In addition, Lessee shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of any of the Documents and the other documents to be delivered under the Documents, and agrees to save Lessor harmless from and against any and all liabilities with respect to or resulting from any delay attributed to Lessee in paying or failing to pay such taxes and fees.

17. CHATTEL PAPER:

To the extent that any Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest therein may be created through the transfer or possession of this Agreement in and of itself without the transfer or possession of the original of a Schedule executed pursuant to this Agreement and incorporating this Agreement by reference; and no security interest in this Agreement and a Schedule may be created by the transfer or possession of any counterpart of the Schedule other than the original thereof, which shall be identified as the document marked "Original" and all other counterparts shall be marked "Duplicate".

18. EARLY TERMINATION:

On or after the First Termination Date, Lessee may, so long as no Default exists hereunder, terminate this Agreement as to all (but not less than all) of the Equipment described on all Schedules executed hereunder, as of a Rent Payment Date ("Termination Date")
upon at least ninety (90) days' prior written irrevocable notice to Lessor. In such notice, Lessee shall specify whether Lessee elects to purchase the Equipment pursuant to Paragraph (b) hereof, or to cause the Equipment to be sold to a third party pursuant to
Paragraph (a) hereof.

         (a) If Lessee elects to cause the Equipment to be sold to a third party, Lessee shall, and Lessor may, solicit cash bids for the Equipment on an AS IS BASIS. Prior to the Termination Date, Lessee shall
(i) certify to Lessor any bids received by Lessee and (ii) pay to Lessor the sum of (A) the Termination Value (calculated as of the
Termination Date) for the Equipment, plus (B) all rent and other sums due and unpaid as of the Termination Date, plus (C) the Make
Whole Amount or the Break Amount, whichever is applicable. Provided that all amounts due hereunder have been paid on the Termination
Date, Lessor and Lessee shall sell the Equipment on an AS IS BASIS for cash to the highest bidder and refund to Lessee the proceeds of such sale (net of any related expenses) to Lessee to the extent the Termination Value and all of the amounts payable under all
Schedules have been paid by Lessee to Lessor. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment and any other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in such Equipment free and clear of any lien or encumbrance created by Lessor). If such sale is not consummated, no termination shall occur and Lessor shall refund the Termination Value (less any expenses incurred by Lessor) to
Lessee. Notwithstanding the foregoing, Lessor may elect by written notice, at any time prior to the Termination Date, not to sell the Equipment. In that event, on the Termination Date, Lessee shall (1) return the Equipment (in accordance with Section X), and
(2) pay to Lessor all amounts required under Paragraph (b) less the amount of the highest bid certified by Lessee to Lessor.

         (b) If Lessee elects to purchase the Equipment, on the Termination Date, Lessee shall pay to Lessor in cash the purchase price for the Equipment, determined as hereinafter provided. The purchase price of the Equipment shall be an amount equal to the sum of (A) the Termination Value (calculated as of the Termination Date) for the Equipment, plus (B) all taxes and charges upon sale, plus (C) all Rent and other sums due and unpaid as of the Termination Date, plus (D) (except with respect to any items of Equipment being replaced with Upgrade Equipment financed by Lessor pursuant to Paragraph (c) of this Section 18) the Make Whole Amount or the
Break Amount, whichever is applicable. Upon satisfaction of the conditions specified in this Paragraph (b), Lessor will transfer, on an AS IS BASIS, all of Lessor's interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Equipment and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in such Equipment free and clear of any lien or encumbrance created by Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the Equipment.

For purposes hereof, "Break Amount" shall mean the amount of any swap breakage loss incurred by any Participant (the "Affected
Participant") as a result of or in connection with Lessee's exercise of the early termination option pursuant to this Section. Upon request, the Affected Participant shall provide to Lessee a good faith estimate of the Break Amount payable to it as soon as is reasonably practicable in connection with any transaction or proposed transaction that might give rise to an obligation to pay the
Break Amount.  Upon determination of the Break Amount, the Affected Participant will provide to Lessee a certificate, executed by an officer of the Affected Participant, containing the calculation (in reasonable detail) of the Break Amount. For purposes hereof,
"Make Whole Amount" shall mean that amount equal to the excess, if any, of (i) the aggregate present value as of the Termination
Date or a Section 9 Termination Date of the sum of (A) the remaining scheduled Rent payments, plus (B) the full amount of the Fixed
Purchase Price that but for exercise of the option contained in this Section or Section 9, whichever is applicable, would be payable on the last Rent Payment Date of the Basic Term (in the case of Equipment Schedules designated as Series B) or Maximum Lease Term
(in the case of Equipment Schedules designated as Series A), discounted to the date of payment at the Reinvestment Rate, over (ii)
the aggregate present value as of the Termination Date or a Section 9 Termination Date, whichever is applicable of the sum of (A)
the remaining scheduled Rent payments, plus (B) the full amount of the Fixed Purchase Price that but for exercise of the option ontained in this Section or Section 9, whichever is applicable, would be payable on the last Rent Payment Date of Basic Term (in the case of Equipment Schedules designated as Series B) or Maximum Lease Term (in the case of Equipment Schedules designated as Series
A), discounted to the date of payment at the Assumed Interest Rate (specified in the applicable Schedule); provided, however, that if the Reinvestment Rate is equal to or higher than the Assumed Interest Rate, the Make Whole Amount shall be zero. For purposes hereof, "Reinvestment Rate" shall mean the sum of (i) the Applicable Treasury Yield plus (ii) fifty (50) basis points. The term
"Applicable Treasury Yield" at any time shall mean the yield to maturity of United States Treasury Notes with a maturity equal to the remaining average life of the Basic Term (in the case of Equipment Schedules designated as Series B) or Maximum Lease Term (in the case of Equipment Schedules designated as Series A) as published in The Wall Street Journal three (3) Business Days prior to the
Termination Date or a Section 9 Termination Date, whichever is applicable. If no maturity exactly corresponds to such remaining
Basic Term (in the case of Equipment Schedules designated as Series 8) or Maximum Lease Term (in the case of Equipment Schedules designated as Series A), the Applicable Treasury Yield shall be interpolated on a straight-Iine basis, utilizing the yields for the two maturities which most closely correspond to the requisite maturity.

         (c) Notwithstanding the foregoing, Lessee may, so long as no Default exists hereunder, terminate this Agreement with respect to less than all of the Equipment described on all the Schedules of a particular series executed hereunder, as of a
Termination Date, subject to the following:

                  (i) The items of Equipment that are the subject of such proposed termination have an aggregate Capitalized
Lessor's Cost which is (A) without regard to any prior terminations hereunder, at least $250,000 (on a per Schedule basis) and
(8) when aggregated with all other terminated items of Equipment, whether terminated prior thereto or concurrently therewith, no greater than twenty percent (20%) of the aggregate Capitalized Lessor's Cost of all of the Equipment described on all Schedules;

                  (ii) (A) Lessee concurrently replaces such item(s) of Equipment with items of equipment having a greater value, utility and/or remaining useful life (the "Upgrade Equipment") and (8)(1) Lessor is afforded the first right (but without any obligation whatsoever) to provide lease or other financing to Lessee, with respect to Lessee's acquisition of the Upgrade Equipment
(or the use thereof) and (2) Lessee acquires or leases such Upgrade Equipment (whether or not financed by Lessor), and provides
Lessor with evidence thereof (reasonably satisfactory to Lessor);

                  (iii) such replacement does not cause Lessee to be in breach of any other provision of this Lease;

                  (iv) Lessee (A) enters into and delivers to Lessor any and all documents and agreements reasonably requested by
Lessor in connection with such termination and/or upgrade financing; and (8) bears all of Lessor's expenses in connection with such termination;

                  (v) the aggregate Capitalized Lessor's Cost of all such items of Equipment, when aggregated with the Capitalized
Lessor's Cost of all other items of Equipment previously or concurrently terminated does not exceed, (A) if mainframes and/or mainframe peripherals, more than five percent (5%) of the aggregate Capitalized Lessor's Cost of all of the mainframes and/or mainframe peripherals described on all Schedules and (8) if servers and/or server peripherals, more than fifteen percent (15%) of the aggregate Capitalized Lessor's Cost of all of the servers and/or server peripherals described on all Schedules; provided however that the limitation in this Clause c(v) shall only apply in the event the upgrade equipment is not financed through Lessor; and

                  (vi) Lessee purchases each such item of Equipment on the Termination Date for a cash purchase price calculated (on a per item basis) in the manner provided in paragraph (b) of this Section 18, and otherwise in accordance with the terms thereof.

19. FINANCIAL COVENANTS:

The Lessee covenants and agrees with the Lessor that so long as any of the Lessee's obligations hereunder shall be outstanding, the
Lessee shall comply with the following financial covenants:

         1. Minimum Tangible Net Worth. The Lessee shall maintain a minimum Tangible Net Worth (hereinafter defined) of not less than $120,000,000 as of September 30, 1999, as increased quarterly by 40% of the Lessee's positive after-tax Net Income (as hereinafter defined) for the previous quarter.

As used herein,

         (a) the term "Tangible Net Worth" means, as of any date, the Lessee's stockholder equity less the Lessee's Intangible
Assets (as hereinafter defined);

         (b) the term "Intangible Assets" means, as of any date the amount (to the extent reflected in determining stockholder equity) of (I) any write-up in the book value of any assets of the Lessee after September 30, 1999, (ii)
investments in unconsolidated subsidiaries, and (iii) goodwill, unamortized debt, discount and expense, unamortized deferred charges
(other than those relating to the Lessee's
data processing contracts), patents, trademarks, service marks, trade names, copyrights, organizational or developmental expenses, capitalized computer software costs (other than long term software license agreements with vendors) and leasehold improvements
(except leasehold improvements relating to the Lessee's 50-year land lease with the City of Conway, Arkansas), and other assets of the Lessee classified as intangible assets according to generally accepted accounting principles, consistently applied; and

         (c) the term "Net Income" means the Lessee's net income after taxes but before extraordinary gains, all determined in accordance with generally accepted accounting principles, consistently applied.

         2. Debt to Tangible Net Worth. The Lessee will not permit the ratio of the Lessee's total current and long time debt (as determined in accordance with generally accepted accounting principles consistently applied, but excluding long-term software liabilities) to the Lessee's Tangible Net Worth to be greater than 2.00 to 1.00, as measured quarterly.

         3. Debt Service Coverage Ratio. The Lessee shall at all times maintain a ratio of Operating Cash Flow (as hereinafter defined) to Debt Service (as hereinafter defined) of not less than 2.00 to 1.00, as measured quarterly on a rolling four-quarter basis.

As used herein,

         (a) the term "Operating Cash Flow" means, for any period, the Lessee's after-tax net income, plus interest expense, plus depreciation, amortization, and operating lease rentals, all determined in accordance with generally accepted accounting principles, consistently applied;

         (b) the term "Debt Service" means, for any period, the Lessee's Interest expense, plus operating lease rentals, plus actual Off-Balance Sheet Liabilities (as hereinafter defined) paid during such period, plus current maturities of long-term debt, all determined in accordance with generally accepted accounting principles, consistently applied; and

         (c) the term "Off-Balance Sheet Liabilities" means all payments of leases or other obligations assumed from customers under a service agreement to the extent such arrangements are not treated as operating leases, capitalized leases, or long term debt under generally accepted accounting principles, consistently applied.

                                              [REMAINDER OF PAGE INTENTIALLY LEFT BLANK]

IN WITNESS WHEREOF, lessee and lessor have caused this Master lease Agreement to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                              LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION,                ACXIOM CORPORATION
FOR ITSELF AND AS AGENT FOR CERTAIN
PARTICIPANTS

By:  /s/Daniel W. Cochran                            By: /s/ Jerry C. Jones
Title:  Transaction & Syndication Manager            Title:  Business Development/Legal Leader